Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K


   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Institutional Shares and Institutional Service Shares Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information for Federated Intermediate Corporate Bond Fund in Post-Effective Amendment Number 54 to the Registration Statement (Form N-1A, No. 33-3164) of Federated Intermediate Corporate Bond Fund and to the incorporation by reference of our report, dated June 8, 2005, on Federated Intermediate Corporate Bond Fund (one of the portfolios comprising Federated Income Securities Trust) included in the Annual Report to Shareholders for the fiscal year ended April 30, 2005.



                                                   ERNST & YOUNG LLP


Boston, Massachusetts
June 24, 2005